Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated June 10, 2005, accompanying the financial statements and supplemental schedule on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of JLG Industries, Inc. on Form S-8 (File No. 333-71432).

/s/ Grant Thornton LLP

Baltimore, Maryland
June 10, 2005